Exhibit 1.1

Execution Version

COLUMBIA PIPELINE PARTNERS LP

46,811,398 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

February 5, 2015

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

As Representatives of the several

Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Columbia Pipeline Partners LP, a Delaware limited partnership (the “Partnership”), proposes to sell 46,811,398 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”) to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to 7,021,709 additional Common Units on the terms set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” This Agreement is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.

It is understood and agreed by all parties hereto that the Partnership was formed at the direction of NiSource Inc. (“NiSource”) to own, operate and develop a portfolio of pipelines, storage and related midstream assets, as described more particularly in the Registration Statement, the most recent Preliminary Prospectus and the Contribution Agreement (as such terms are hereinafter defined).

It is further understood and agreed by all parties hereto that as of the date hereof:

(a)	Columbia Energy Group, a Delaware corporation (“CEG”), directly owns a 100% membership interest in CPP GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”);

(b)	CEG and the General Partner directly own a 98.0% limited partner interest and a 2.0% general partner interest, respectively, in the Partnership;

(c)	The Partnership directly owns a 100% membership interest in CPG OpCo GP LLC, a Delaware limited liability company and the general partner of OpCo (as such term is hereinafter defined) (“OpCo GP”); and

(d)	Columbia Hardy Corporation, a Delaware corporation (“Columbia Hardy”), and CEG directly own 100% of the limited partner interests in CPG OpCo LP, a Delaware limited partnership recently formed by CEG and OpCo GP (“OpCo”).

It is further understood and agreed by all parties hereto that the following transactions (the “Prior Transactions”) have occurred:

(a) The Partnership, as borrower, has entered into a $500 million revolving credit facility with Wells Fargo Bank, National Association, as administrative agent, in the form filed as an exhibit to the Registration Statement (the “Partnership Credit Facility”); and

(b) OpCo has entered into an intercompany money pool agreement initially with NiSource Finance Corp., an Indiana corporation, and, following the spin-off described in the Registration Statement (the “Spin-Off”), with Columbia Pipeline Group, Inc., a Delaware corporation (“HoldCo”), under which (i) the participants may pool their funds for investments and short-term borrowings by any participant; and (ii) $750 million of borrowing capacity will be reserved for OpCo and its subsidiaries to fund expansion capital expenditures and working capital needs (the “Money Pool”).

It is further understood and agreed by all parties hereto that, immediately prior to or on the Initial Delivery Date (as defined in Section 4), the following transactions (the “Subsequent Transactions”) will occur:

(a) NiSource, NiSource Finance Corp., HoldCo, CEG, Columbia Gas Transmission, LLC, a Delaware limited liability company (“Columbia Gas Transmission”), Columbia Gulf Transmission, LLC, a Delaware limited liability company (“Columbia Gulf”), Columbia Hardy Holdings, LLC, a Delaware limited liability company (“Hardy Storage HoldCo”), Columbia Hardy, the Partnership, the General Partner, OpCo and OpCo GP will enter into a Contribution, Conveyance and Assumption Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Contribution Agreement”), pursuant to which, among other things, (i) CEG will convey and contribute to OpCo (A) 100% of the membership interest in Columbia Gulf, (B) 100% of the membership interest in Columbia Gas Transmission, (C) 100% of the membership interest in Columbia Midstream & Minerals Group, LLC, a Delaware limited liability company (“Columbia Midstream”), and (D) 100% of the membership interest in CNS Microwave, LLC, a Delaware limited liability company (“Microwave”), all in exchange for the right to receive a distribution from OpCo as reimbursement for certain pre-formation capital expenditures by CEG (the “Pre-Formation Capital Expenditures”), and (ii) Columbia Hardy will convey and contribute to Hardy Storage HoldCo a 49% membership interest in Hardy Storage Company, LLC, a West Virginia limited liability company (“Hardy Storage”), in exchange for limited partner interests in OpCo;

(b) (i) CEG will amend and restate the limited liability company agreement of the General Partner (the “GP LLC Agreement”), (ii) CEG and the General Partner will amend and restate the agreement of limited partnership of the Partnership (the “MLP Partnership Agreement”) and (iii) CEG, the Partnership and OpCo GP will amend and restate the agreement of limited partnership of OpCo (the “OpCo Partnership Agreement”);

(c) The public offering of the Firm Units contemplated hereby (the “Offering”) will be consummated;

(d) CEG will convey and contribute to the Partnership a 7.3% limited partner interest in OpCo in exchange for (i) 46,811,398 subordinated units representing a 50.0% limited partner interest in the Partnership (the “Subordinated Units”) and (ii) the Incentive Distribution Rights (as such term is defined in the MLP Partnership Agreement). The Subordinated Units and the Common Units described in this paragraph are referred to collectively herein as the “Sponsor Units”;

(e) The Partnership will pay approximately $4.8 million in transaction expenses relating to the Offering, as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus;

(f) The Partnership will contribute approximately $1,015.8 million to OpCo in exchange for a 7.3% limited partner interest in OpCo;

(g) OpCo will use $500.0 million of the proceeds it receives from the Partnership to make a distribution to CEG as a reimbursement for the Pre-Formation Capital Expenditures;

(h) The Partnership will redeem the 2.0% economic general partner interest of the General Partner from CEG and will refund to CEG the General Partner’s initial contribution of $40 and CEG’s initial contribution of $1,960, subsequent to which the General Partner will retain a non-economic general partner interest in the Partnership;

(i) The Partnership, CEG, the General Partner and OpCo will enter into an omnibus agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Omnibus Agreement”);

(j) The Partnership and Columbia Pipeline Group Services Company, a Delaware corporation, will enter into a service agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Service Agreement”);

(k) The Partnership and CEG will enter into a Registration Rights Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Registration Rights Agreement”);

(l) NiSource Corporate Services Company, a Delaware corporation, and Columbia Pipeline Group Services Company, a Delaware corporation, will enter into a Trademark License Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Trademark License Agreement”); and

(m) If the Underwriters exercise in full their option to purchase any Option Units pursuant to Section 2 of this Agreement, the Partnership will use the net proceeds from the issuance and sale of those Option Units to purchase an additional 1.1% limited partner interest in OpCo, and OpCo will use such cash to fund its growth projects and for general partnership purposes.

The Prior Transactions and the Subsequent Transactions are referred to collectively herein as the “Transactions.” The Contribution Agreement (together with any related assignments, bills of sale, conveyances and similar transfer documents in connection with the Transactions, the “Contribution Documents”) and any other documents or agreements executed or entered into in connection with the Transactions, including the Partnership Credit Facility, the Money Pool, the Omnibus Agreement, the Service Agreement, the Registration Rights Agreement and the Trademark License Agreement are referred to collectively herein as the “Transaction Agreements.”

CEG, the General Partner, the Partnership, OpCo and OpCo GP are collectively referred to herein as the “Partnership Parties.” Columbia Gulf, Columbia Gas Transmission, Columbia Midstream, Microwave, Hardy Storage HoldCo and Hardy Storage are collectively referred to herein as the “Operating Companies.” The Partnership Parties and the Operating Companies are collectively referred to herein as the “Partnership Entities.” The Partnership Entities, NiSource, HoldCo and NiSource Finance Corp. are collectively referred to herein as the “NiSource Entities.” The “Organizational Documents” shall mean the GP LLC Agreement, the MLP Partnership Agreement, the OpCo Partnership Agreement and the limited liability company agreement or other operating agreement, as applicable, of OpCo GP, Columbia Gulf, Columbia Gas Transmission, Columbia Midstream, Microwave, Hardy Storage HoldCo and Hardy Storage. The Transaction Agreements and the Organizational Documents are referred to collectively herein as the “Operative Agreements.”

1. Representations, Warranties and Agreements of the Partnership Parties. Each of the Partnership Parties, jointly and severally, represents, warrants and agrees that:

(a) Registration Statement. A registration statement on Form S-1 (File No. 333-198990) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means 4:30 p.m. (New York City time) on February 5, 2015;

(ii) “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule III hereto and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference herein to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional Common Units under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”).

(b) No Stop Order. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8 of the Securities Act has been instituted or threatened by the Commission.

(c) Ineligible Issuer. The Partnership was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 4), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(d) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(e) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f) No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date or as of the applicable Delivery Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) No Material Misstatements or Omissions in Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus listed in Schedule IV hereto, when taken together with the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any such Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e). The information included in each Issuer Free Writing Prospectus listed in Schedule IV hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(i) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. Any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(j) Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to the Spin-Off or projected results of operations, estimated cash available for distribution and future cash distributions of the Partnership, and any statements made in support thereof or related thereto, under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(k) Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly formed or incorporated, is validly existing and in good standing as a limited partnership, limited liability company, corporation or other business entity, as the case may be, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign limited partnership, limited liability company, corporation or other business entity, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, unitholders’ equity, members’ equity or partners’ capital, properties, business or prospects of the Partnership Entities, taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all limited partnership, limited liability company, corporate or other business entity power and authority, as the case may be, necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule VI hereto. None of the subsidiaries of the Partnership (other than OpCo GP, OpCo, Columbia Gulf and Columbia Gas) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(l) Power and Authority of the General Partner. The General Partner has, and at each Delivery Date will have, full limited liability company power and authority to serve as general partner of the Partnership in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(m) Ownership of the General Partner. CEG owns, and at each applicable Delivery Date, after giving effect to the Transactions, will own, a 100% membership interest in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and CEG owns such membership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the GP LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(n) Ownership of the General Partner Interest in the Partnership. The General Partner is, and at each applicable Delivery Date, after giving effect to the Transactions, will be, the sole general partner of the Partnership, and after giving effect to the Transactions, owns a non-economic general partner interest in the Partnership (the “General Partner Interest”); such General Partner Interest has been, and at each applicable Delivery Date, after giving effect to the Transactions, will have been, duly authorized and validly issued in accordance with the MLP Partnership Agreement; and the General Partner owns such General Partner Interest free and clear of all Liens, except for restrictions on transferability contained in the MLP Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(o) Ownership of the Incentive Distribution Rights. At each applicable Delivery Date, after giving effect to the Transactions, the General Partner will own all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the MLP Partnership Agreement and will be fully paid (to the extent required under the MLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner will own such Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability contained in the MLP Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(p) Ownership of the Sponsor Units. Assuming no purchase by the Underwriters of any Option Units, at each applicable Delivery Date, after giving effect to the Transactions, CEG will own all of the Sponsor Units; the Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the MLP Partnership Agreement and will be fully paid (to the extent required under the MLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and CEG will own all of the Sponsor Units free and clear of all Liens, except for restrictions on transferability contained in the MLP Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(q) Ownership of OpCo GP. The Partnership owns, and at each applicable Delivery Date, after giving effect to the Transactions, will own, a 100% membership interest in OpCo GP; such membership interests have been, and at each applicable Delivery Date, after giving effect to the Transactions, will be, duly authorized and validly issued in accordance with the OpCo GP LLC Agreement and will be fully paid (to the extent required under the OpCo GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens, except for restrictions on transferability contained in the OpCo GP LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(r) Ownership of OpCo GP Interest. OpCo GP is, and at each applicable Delivery Date, after giving effect to the Transactions, will be, the sole general partner of OpCo, and after giving effect to the Transactions, owns a non-economic general partner interest in the Partnership (the “OpCo GP Interest”); such OpCo GP Interest has been, and at each applicable Delivery Date, after giving effect to the Transactions, will have been, duly authorized and validly issued in accordance with the OpCo Partnership Agreement; and OpCo GP owns such OpCo GP Interest free and clear of all Liens, except for restrictions on transferability contained in the OpCo Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(s) Ownership of OpCo LP Interest. Assuming no purchase by the Underwriters of any Option Units, at each applicable Delivery Date, after giving effect to the Transactions, CEG will own, indirectly through Columbia Hardy, 85.4% of the limited partner interest in OpCo and the Partnership will own 14.6% of the limited partner interest in OpCo (collectively, the “OpCo LP Interests”); the OpCo LP Interests and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the OpCo Partnership Agreement and will be fully paid (to the extent required under the OpCo Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and CEG and the Partnership will own all of the OpCo LP Interests free and clear of all Liens, except for restrictions on transferability contained in the OpCo Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(t) Ownership of Columbia Hardy. CEG owns, and at each applicable Delivery Date, after giving effect to the Transactions, will own, 100% of the capital stock of Columbia Hardy; such capital stock has been, and at each applicable Delivery Date, after giving effect to the Transactions, will be, duly authorized and validly issued in accordance with the charter and bylaws of Columbia Hardy and is and will be fully paid and nonassessable; and CEG owns such capital stock free and clear of all Liens, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(u) Ownership of Hardy Storage. Hardy Storage HoldCo and Columbia Hardy own, and at each applicable Delivery Date, after giving effect to the Transactions, will own, 49% and 1% of the membership interests, respectively, in Hardy Storage; such membership interests have been, and at each applicable Delivery Date, after giving effect to the Transactions, will be, duly authorized and validly issued in accordance with the limited liability company agreement of Hardy Storage and will be fully paid (to the extent required under the limited liability company agreement of Hardy Storage) and nonassessable (except as such nonassessability may be affected by the Uniform Limited Liability Company Act of West Virginia); and OpCo owns such membership interests free and clear of all Liens, except for restrictions on transferability contained in the limited liability company agreement of Hardy Storage or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(v) Ownership of Other Partnership Entities. OpCo owns, and at each applicable Delivery Date, after giving effect to the Transactions, will own, 100% of the membership interests in each of Columbia Gulf, Columbia Gas Transmission, Columbia Midstream, Microwave and Hardy Storage HoldCo; such membership interests have been, and at each applicable Delivery Date, after giving effect to the Transactions, will be, duly authorized and validly issued in accordance with the applicable limited liability company agreement and will be fully paid (to the extent required under the applicable limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and OpCo owns such membership interests free and clear of all Liens, except for restrictions on transferability contained in the applicable limited liability company agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(w) Duly Authorized and Validly Issued Units. At each applicable Delivery Date, the Units to be sold by the Partnership and the limited partner interests represented thereby will have been duly authorized in accordance with the MLP Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the MLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(x) Capitalization. At the Initial Delivery Date, assuming no purchase by the Underwriters of any Option Units, the issued and outstanding equity interests of the Partnership will consist of (i) 46,811,398 Common Units, 46,811,398 Subordinated Units and the Incentive Distribution Rights, which are the only limited partner interests of the Partnership issued and outstanding, and (ii) the General Partner Interest, which is the only general partner interest of the Partnership issued and outstanding.

(y) No Other Subsidiaries. Except (i) as described in Sections 1(m)-1(v) and (ii) for Pennant Midstream, LLC, Millennium Pipeline Company, L.L.C. and Columbia Energy Ventures, LLC, none of the Partnership Entities own or, at each applicable Delivery Date, will own, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(z) Distribution Restrictions. After giving effect to the Transactions, none of the Operating Companies, OpCo or OpCo GP will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or to which it is subject, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except for (i) restrictions on distributions described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) restrictions on distributions under the laws of their respective jurisdictions of organization.

(aa) Conformity of Securities to Descriptions. The Units, when issued and delivered in accordance with the terms of the MLP Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, the General Partner Interest and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the MLP Partnership Agreement and the Contribution Agreement, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and such descriptions conform to the rights set forth in the instruments defining the same.

(bb) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(cc) Authority and Authorization. Each of the Partnership Entities has all requisite limited partnership, limited liability company or general partnership power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the MLP Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) the General Partner Interest, the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the MLP Partnership Agreement and the Contribution Agreement. At each applicable Delivery Date, all limited partnership, limited liability company or general partnership action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective unitholders, members, partners or stockholders for the authorization, issuance, sale and delivery of the Units, the General Partner Interest, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery by the Partnership Entities of the Operative Agreements to which they are a party and the consummation of the Transactions and any other transactions contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

(dd) Authorization, Execution and Delivery of This Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Partnership Parties.

(ee) Enforceability of Operative Agreements. At each applicable Delivery Date, each of the Operative Agreements will have been duly authorized, executed and delivered by the Partnership Entities party thereto and, assuming the due authorization, execution and delivery by the other parties thereto (other than a Partnership Entity), will be valid and legally binding agreements of each such Partnership Entity party thereto, enforceable against such Partnership Entity party thereto in accordance with its terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(ff) Legal Sufficiency of Contribution Documents. The Contribution Documents will be legally sufficient to transfer or convey, directly or indirectly, to the Partnership Entities the equity interests to effect the Transactions and satisfactory title to, or valid rights to use or manage, all properties not already held by them that are, individually or in the aggregate, required to enable the Partnership Entities to conduct their operations in all material respects as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Agreement and described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Partnership Entities, upon execution and delivery of the Contribution Documents and consummation of the transactions contemplated thereby, will directly or indirectly succeed in all material respects to the business, assets, properties, liabilities and operations reflected in the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(gg) No Conflicts. None of (i) the offering, issuance or sale of the Units as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) the execution, delivery and performance by the Partnership Entities of this Agreement or the Operative Agreements to which they are a party, (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus (A) conflicts or will conflict with or results or will result in a breach or violation of any of the terms or provisions of, imposes or will impose any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, or conflicts or will conflict with or constitutes or will constitute a breach or default or change of control (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any of the NiSource Entities is a party (including HoldCo’s credit agreement (the “HoldCo Credit Agreement”)) or by which any of the Partnership Entities is bound or to which any of the property or assets of any of the Partnership Entities is subject; (B) results or will result in any violation of the provisions of the Organizational Documents of any of the NiSource Entities; or (C) results or will result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets, except, with respect to clauses (A) and (C), for any such conflicts or violations that would not reasonably be expected to have a Material Adverse Effect or would materially impair the ability of the Partnership Entities to consummate the transactions provided for in this Agreement or the Operative Agreements.

(hh) No Consents. No consent, approval, authorization or order of, or filing, registration or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the NiSource Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale of the Units as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) the execution, delivery and performance by the Partnership Entities of this Agreement and any of the Operative Agreements to which they are a party, (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements to which they are a party or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except (A) for the registration of the Units under the Securities Act and consents required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable state securities or “Blue Sky” laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Units by the Underwriters, (B) for such consents that have been, or prior to the Initial Delivery Date will be, obtained or made and (C) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements.

(ii) No Defaults. None of the Partnership Entities (i) is in violation of its charter or bylaws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate the transactions provided for in this Agreement or the Operative Agreements.

(jj) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary historical financial and operating data included under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) and the selected historical and pro forma financial and operating data set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The other financial information of the Partnership (or its predecessor for accounting purposes), including non-GAAP financial measures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership Entities or their predecessors for accounting purposes, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Disclosure Package and the Prospectus that are not so included as required and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.

(kk) Pro Forma Financial Statements. The pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(ll) Independent Registered Public Accounting Firm. Deloitte & Touche LLP, who has certified certain financial statements of the Partnership and its consolidated subsidiaries (including the related notes thereto), whose reports appear in the Registration Statement, the Pricing Disclosure Package and the Prospectus and who have delivered the initial letter referred to in Section 7(g) hereof, is and was during the periods covered by such financial statements an independent registered public accounting firm with respect to the Partnership and its consolidated subsidiaries as required by the Securities Act and the rules and regulations thereunder and the Public Company Accounting Oversight Board (United States).

(mm) Internal Controls. The Partnership Entities maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership Entities’ internal controls over financial reporting are effective in all material respects to perform the functions for which they were established. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Deloitte & Touche LLP, there were no material weaknesses in the internal controls of any Partnership Entity.

(nn) Disclosure Controls and Procedures. (i) The Partnership Entities maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information is accumulated and communicated to the Partnership and the principal executive officer and principal financial officer of the General Partner and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(oo) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries (or its predecessor for accounting purposes) reviewed or audited by Deloitte & Touche LLP, (i) the Partnership has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Partnership Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership Entities; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(pp) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” set forth in the most recent Preliminary Prospectus accurately and fully describes (i) the accounting policies that the Partnership believes are the most important in the portrayal of the Partnership’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(qq) Sarbanes-Oxley Act of 2002. At the Effective Date, the Partnership and, to the knowledge of the Partnership Parties, the officers and directors of the General Partner, in their capacities as such, were, and on each applicable Delivery Date, will be, in compliance in all respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith or the rules of The New York Stock Exchange that are effective and applicable to the Partnership.

(rr) No Material Changes. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, none of the Partnership Entities has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business or (v) declared or paid any distribution or dividend on its equity interests, and since such date, there has not been any change in the partnership or limited liability interests, as applicable, or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management or business of the Partnership Entities taken as a whole, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss) Title to Properties. Each of the Partnership Entities has good and marketable title to all real property owned in fee by the Partnership Entities (excluding easements or rights-of-way) and good and marketable title to all personal property owned by it, in each case free and clear of all Liens except (i) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by any of the Partnership Entities or (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All assets held under lease by each of the Partnership Entities are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such assets by any of the Partnership Entities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(tt) Rights of Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to the limitations described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, or at the applicable Delivery Date will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(uu) Permits. Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. None of the Partnership Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(vv) Intellectual Property. Except as would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Partnership Entities owns, licenses or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business and has no reason to believe that the conduct of its business conflicts with, and has not received any notice of any claim of conflict with, any such rights of others.

(ww) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could, individually or in the aggregate, have a material adverse effect on the performance by any Partnership Entity of this Agreement, the Operative Agreements or the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements; and to the Partnership Parties’ knowledge, no such proceedings are threatened by governmental authorities or others.

(xx) Contracts to be Described or Filed. There are no contracts or other documents required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or filed as exhibits to the Registration Statement, that are not described and, if applicable, filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and, if applicable, filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Each such contract or other document is in full force and effect and (assuming that such contracts and documents constitute the legal, valid and binding obligation of the other persons party thereto) is valid and enforceable by and against the Partnership Entities, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as would not have a Material Adverse Effect. The Partnership Parties have no knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(yy) Statements in the Prospectus. The statements made in the most recent Preliminary Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions”; “How We Make Distributions to Our Partners”; “Certain Relationships and Related Party Transactions”; “Conflicts of Interest and Fiduciary Duties”;

“Description of the Common Units”; “The Partnership Agreement”; and “Material U.S. Federal Income Tax Consequences”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings, contracts and other documents or the provisions of the Operative Agreements, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(zz) Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Partnership Entities carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of any of the Partnership Entities are in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. There are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, and none of the Partnership Entities has been notified that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(aaa) Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and the directors, officers, unitholders, customers or suppliers of any of the Partnership Entities, on the other hand, that is required by the Securities Act to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which is not so disclosed.

(bbb) No Labor Dispute. No labor disturbance by or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership Parties, is imminent or threatened that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ccc) Environmental Compliance. Each of the Partnership Entities (i) is in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution, the protection of human health or safety, the environment, natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to each such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) no Partnership Entity has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Pricing Disclosure Package and the Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Partnership Entities is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could have a material effect on the capital expenditures, earnings or competitive position of any of the Partnership Entities and (z) none of the Partnership Entities anticipates material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of business.

(ddd) Tax Returns. Each of the Partnership Entities has filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and has paid all taxes due, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to any of the Partnership Entities, nor does any of the Partnership Parties have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against any of the Partnership Entities, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(eee) ERISA. Except, in each case, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that could reasonably be expected to cause the loss of such qualification or approval.

(fff) Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the consolidated financial statements included in the most recent Preliminary Prospectus are based on or derived from sources that the Partnership believes to be reliable in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(ggg) Investment Company. None of the Partnership Entities is, and as of each applicable Delivery Date and, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(hhh) Additional Registration Statements. Except as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between any of the Partnership Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Securities Act.

(iii) No Brokers. None of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(jjj) Private Placement. The sale and issuance of the Sponsor Units to the Partnership, the General Partner Interest to the General Partner, the OpCo GP Interest to OpCo GP and the OpCo LP Interests to the Partnership and Columbia Hardy are exempt from the registration requirements of the Securities Act and securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption. None of the Partnership Entities has sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(kkk) Stabilization. The Partnership Entities have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(lll) NYSE Listing of Common Units. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on The New York Stock Exchange.

(mmm) Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(i) or 5(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule V hereto and, in connection with the Directed Unit Program described in Section 3, the enrollment materials prepared by Barclays Capital Inc. on behalf of the Partnership.

(nnn) No Employment Law Violations. None of the Partnership Entities is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(ooo) Anti-Corruption. None of the Partnership Entities, nor, to the knowledge of the Partnership Parties, any director, officer, employee or affiliate of any of the Partnership Entities, has in the course of its actions for, or on behalf of, any of the Partnership Entities: (i) used any of its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from its funds; (iii) violated or is in violation of any provision of the FCPA, U.K. Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee; and the Partnership Entities and, to the knowledge of the Partnership Parties, their affiliates have conducted their businesses in compliance with the FCPA, U.K. Bribery Act 2010, and all other applicable anti-bribery statutes and regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ppp) Money Laundering. The operations of each of the Partnership Entities are and have been conducted in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes in the jurisdictions in which the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(qqq) Sanctions. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, employee or affiliate of any Partnership Entity is (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, and Syria); and the Partnership will not directly or indirectly use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(rrr) Directed Unit Program. None of the Directed Units distributed in connection with the Directed Unit Program (each as defined in Section 3) will be offered or sold outside of the United States. The Partnership has not offered, or caused Barclays Capital Inc. to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership Entities to alter the customer’s or supplier’s level or type of business with the Partnership Entities or (ii) a trade journalist or publication to write or publish favorable information about the Partnership Entities or their business.

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

2. Purchase of the Units by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell 46,811,398 Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Common Units, as the Representatives may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to 7,021,709 Option Units. Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Common Units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on the applicable Option Units Delivery Date (as defined in Section 4) as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for both the Firm Units and any Option Units is $21.965 per Unit. The purchase price payable by the Underwriters for any Option Units purchased by the Underwriters shall be $21.965 per Unit less an amount equal to any dividends or distributions declared by the Partnership and payable on each Firm Unit but not on such Option Units being purchased.

The Partnership is not obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

3. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

It is understood that approximately 326,200 Firm Units (the “Directed Units”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of FINRA to employees of the General Partner and its affiliates and subsidiaries and persons having business relationships with the General Partner and its affiliates and subsidiaries (collectively, the “Directed Unit Participants”) who have heretofore delivered to Barclays Capital Inc. offers or indications of interest to purchase Firm Units in form satisfactory to Barclays Capital Inc. (such program, the “Directed Unit Program”) and that any allocation of such Firm Units among such persons will be made in accordance with timely directions received by Barclays Capital Inc. from the Partnership; provided that under no circumstances will Barclays Capital Inc. or any Underwriter be liable to any of the Partnership Entities or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Directed Units not affirmatively reconfirmed for purchase by any participant in the Directed Unit Program by 9:00 A.M., New York City time, on the first business day following the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

The Partnership agrees to pay all reasonable fees and disbursements incurred by the Underwriters in connection with the Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.

4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement, at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Houston, Texas 77002, or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised; provided further, however, that if the option is exercised prior to the Initial Delivery Date, the date and time when the Option Units are to be delivered shall be the Initial Delivery Date. Each date and time any Option Units are delivered is sometimes referred to as an “Option Units Delivery Date,” and the Initial Delivery Date and any Option Units Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. On each Option Units Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.

5. Further Agreements of the Partnership Parties and the Underwriters.

(a) Each of the Partnership Parties, jointly and severally, covenant and agree with each of the Underwriters:

(i) Preparation of Prospectus. To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or pursuant to Section 8 of the Securities Act or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) Copies of Registration Statement. To furnish promptly to each of the Representatives and to counsel for the Underwriters upon request a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) Copies of Documents. To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission.

(v) Copies of Amendment or Supplement. Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(vi) Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii) Rule 433. To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Pricing Disclosure Package and the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) Earnings Statement. As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representatives (or make available through the Commission’s Electronic Data Gathering, Analysis and Retrieval System) an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158).

(ix) Blue Sky Laws. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign entity in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) Lock-Up Period. For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than the Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof or described in the most recent Preliminary Prospectus, provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(a)(x) for the remaining term of the Lock-Up Period), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof or described in the most recent Preliminary Prospectus), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8) or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc. and Citigroup Global Markets Inc., on behalf of the Underwriters, and to cause each officer and director of the General Partner and unitholders of the Partnership set forth on Schedule II hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”). Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs or (y) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Barclays Capital Inc. and Citigroup Global Markets Inc., on behalf of the Underwriters, agree in writing not to require such extension.

(xi) If Barclays Capital Inc. and Citigroup Global Markets Inc., in their sole discretion, agree to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the General Partner or unitholder of the Partnership and provides the Partnership with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Partnership agrees to announce the impending release or waiver by issuing a press release substantially in the form of Exhibit B hereto, and containing such other information as Barclays Capital Inc. and Citigroup Global Markets Inc. may require with respect to the circumstances of the release or waiver and/or the identity of the officer(s), director(s) or unitholder(s) with respect to which the release or waiver applies, through a major news service at least two business days before the effective date of the release or waiver.

(xii) Use of Proceeds. To apply the net proceeds from the sale of the Units being sold by the Partnership substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xiii) Rule 463. To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(xiv) Rule 462(b). If the Partnership elects to rely upon Rule 462(b) under the Securities Act, the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xv) Directed Unit Program. In connection with the Directed Unit Program, to ensure that the Directed Units will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Common Units by the Partnership are restricted pursuant to Section 5(a)(x), Barclays Capital Inc. will notify the Partnership as to which Directed Unit Participants will need to be so restricted. At the request of Barclays Capital Inc., the Partnership will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time as is consistent with Section 5(a)(x).

(xvi) Stabilization. The Partnership and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(xvii) Necessary Actions. The Partnership will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

(b) Permitted Issuer Information. Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by FINRA of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $20,000); (f) the listing of the Units on The New York Stock Exchange or any other exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the offer and sale of Units by the Underwriters in connection with the Directed Unit Program, including the fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Unit Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program; (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, reasonably incurred expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the General Partner and the cost of any aircraft chartered in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Partnership Parties under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the performance by the Partnership Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) Filing of Prospectus; No Stop Order. The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose or pursuant to Section 8 of the Securities Act shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Partnership has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) No Misstatements or Omissions. No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Baker Botts L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Prospectus or the Pricing Disclosure Package, in the light of the circumstances under which such statements were made) not misleading.

(c) Authorization and Validity. All corporate, limited liability company and limited partnership proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Operative Agreements, the Transactions, the Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus and all other legal matters relating to this Agreement, the Transactions and any other transactions contemplated by this Agreement and the Operative Agreements shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Partnership Parties’ Counsel Opinion. Each of Vinson & Elkins L.L.P., counsel to the Partnership Parties, and McGuire Woods LLP, West Virginia counsel to the Partnership Parties, shall have furnished to the Representatives its written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C and Exhibit D, respectively.

(e) General Counsel Opinion. Robert E. Smith, as general counsel to the General Partner, shall have furnished to the Representatives his written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit E.

(f) Underwriters’ Counsel Opinion. The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) Comfort Letter. At the time of execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) Bring-Down Comfort Letter. With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i) Officers’ Certificate. The Partnership and the General Partner shall have furnished to the Representatives a certificate, dated such Delivery Date, of the Chief Executive Officer and the Chief Financial Officer of the General Partner as to such matters as the Representatives may reasonably request, including, without limitation, a statement that:

(i) The representations, warranties and agreements of the Partnership Parties in Section 1 are true and correct on and as of such Delivery Date, and each Partnership Party has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii) They have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv) To the effect of Section 7(j) (provided that no representation with respect to the judgment of the Representatives need be made).

(j) No Material Change. Except as described in the Pricing Disclosure Package and the Prospectus, (i) none of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the equity interests or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k) No Other Changes. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market) or (B) trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) NYSE Listing. The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(m) FINRA. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Units.

(n) Lock-Up Agreements. The Lock-Up Agreements between the Representatives and the officers and directors of the General Partner and unitholders of the Partnership set forth on Schedule II, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(o) Other Certificates. On or prior to each Delivery Date, the Partnership Parties shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Partnership Parties, jointly and severally, hereby agree to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and selling agents of each Underwriter, each affiliate of any Underwriter who has participated or is alleged to have participated in the distribution of the Units as underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee, selling agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Partnership Parties shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Partnership Parties may otherwise have to any Underwriter or to any affiliate, director, officer, employee, selling agent or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each Partnership Party, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Partnership), officers and employees, and each person, if any, who controls such Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such Partnership Party or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to any Partnership Party or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees, selling agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees, selling agents and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees, selling agents or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party; provided, however, that the indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) chosen by the indemnified party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(f) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership Parties, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Partnership Parties acknowledge and agree that the statements regarding delivery of Units by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

(f) The Partnership Parties shall indemnify and hold harmless Barclays Capital Inc. (including its affiliates, directors, officers and employees) and each person, if any, who controls Barclays Capital Inc. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (“Barclays Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Barclays Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Partnership Parties for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program; provided that the Partnership Parties shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Barclays Entities. The Partnership Parties shall reimburse the Barclays Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

9. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of all the Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased exceeds one-eleventh of the total number of all the Units, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Partnership, except that the Partnership will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(j) and 7(k) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If (a) the Partnership shall fail to tender the Units for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Representatives. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters or the purchase of the Units is not consummated as a result of the occurrence of any of the events described in Section 7(k) (other than the occurrence of an event described in Section 7(k)(i)(B)), the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. Each of the Partnership Parties acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. Each of the Partnership Parties hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to any of the Partnership Parties by such Underwriters’ investment banking divisions. Each of the Partnership Parties acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. Each of the Partnership Parties acknowledges and agrees that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between any of the Partnership Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between any of the Partnership Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the

Underwriters may have to any of the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties. Each of the Partnership Parties hereby waives any claims that any of the Partnership Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and (ii) Citigroup Global Markets Inc., General Counsel (Fax: (646) 291-1469), with a copy to the General Counsel, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; and

(b) if to any of the Partnership Parties, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: General Counsel (Fax: (219) 647-6247).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. on behalf of the Underwriters.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and selling agents of the Underwriters, each affiliate of any Underwriter who has participated or is alleged to have participated in the distribution of the Units as underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

19. Waiver of Jury Trial. THE PARTNERSHIP PARTIES AND THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows.]

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

COLUMBIA PIPELINE PARTNERS LP

By:	CPP GP LLC,
its general partner

By:	/s/ Stephen P. Smith
	Name:	Stephen P. Smith
	Title:	Chief Financial Officer and Chief Accounting Officer

CPP GP LLC

By:	/s/ Stephen P. Smith
	Name:	Stephen P. Smith
	Title:	Chief Financial Officer and Chief Accounting Officer

COLUMBIA ENERGY GROUP

By:	/s/ Stephen P. Smith
	Name:	Stephen P. Smith
	Title:	President

CPG OPCO LP

By:	CPG OPCO GP LLC,
its general partner

By:	/s/ Stephen P. Smith
	Name:	Stephen P. Smith
	Title:	President

Signature Page to Underwriting Agreement

CPG OPCO GP LLC

By:	/s/ Stephen P. Smith
	Name:	Stephen P. Smith
	Title:	President

Signature Page to Underwriting Agreement

Accepted:

BARCLAYS CAPITAL INC. CITIGROUP GLOBAL MARKETS INC.

For themselves and as Representatives of the several Underwriters named in Schedule I hereto

By:	BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Javier Artola
	Name:	Javier Artola
	Title:	Vice President

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriters	Number of Firm Units

Barclays Capital Inc.	11,702,850
Citigroup Global Markets Inc.	11,702,850
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,276,798
Goldman, Sachs & Co.	3,276,798
J.P. Morgan Securities LLC	3,276,798
Morgan Stanley & Co. LLC	3,276,798
Wells Fargo Securities, LLC	3,276,798
BNP Paribas Securities Corp.	1,404,342
Credit Suisse Securities (USA) LLC	1,404,342
RBC Capital Markets, LLC	1,404,342
Fifth Third Securities, Inc.	468,114
KeyBanc Capital Markets Inc.	468,114
Mitsubishi UFJ Securities (USA), Inc.	468,114
Mizuho Securities USA Inc.	468,114
Scotia Capital (USA) Inc.	468,114
The Huntington Investment Company	468,114

Total	46,811,398

Schedule I

SCHEDULE II

PERSONS DELIVERING LOCK-UP AGREEMENTS

Robert C. Skaggs, Jr.

Glen L. Kettering

Stephen P. Smith

Robert E. Smith

Stanley G. Chapman, III

Thomas W. Hofmann

Schedule II

SCHEDULE III

ORALLY CONVEYED PRICING INFORMATION

1. Public offering price: $23.00

2. Number of units offered: 46,811,398

Schedule III

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

Electronic roadshow as made available on http://netroadshow.com.

Schedule IV

SCHEDULE V

ISSUER FREE WRITING PROSPECTUS

None.

Schedule V

SCHEDULE VI

SUBSIDIARIES

CPG OpCo GP LLC

CPG OpCo LP

Columbia Gulf Transmission Company, LLC

Columbia Gas Transmission Company, LLC

Columbia Midstream & Minerals Group, LLC

CNS Microwave, LLC

Columbia Hardy Holdings, LLC

Hardy Storage Company, LLC

Millennium Pipeline Company, L.L.C.

Pennant Midstream, LLC

Columbia Energy Ventures, LLC

Schedule VI

EXHIBIT A

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

As Representatives of the several

Underwriters named in Schedule I,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units representing limited partner interests (the “Common Units”) of Columbia Pipeline Partners LP, a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc. and Citigroup Global Markets Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

Exhibit A-1

The foregoing paragraph shall not apply to (a) transactions relating to Common Units or other securities acquired in the open market after the completion of the offering, (b) bona fide gifts, sales or other dispositions of Common Units, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (b) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 180-day period referred to above and (iii) the undersigned notifies Barclays Capital Inc. and Citigroup Global Markets Inc. at least two business days prior to the proposed transfer or disposition, (c) the exercise of warrants or the exercise of options granted pursuant to the Partnership’s option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to Common Units issued upon such exercise or conversion, (d) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Units or securities convertible into, or exchangeable or exercisable for, Common Units, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Partnership is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan and (e) any demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Partnership under the Exchange Act of the undersigned’s Common Units, provided that no transfer of the undersigned’s Common Units registered pursuant to the exercise of any such right and no registration statement shall be filed under the Exchange Act with respect to any of the undersigned’s Common Units during the Lock-Up Period.

If the undersigned is an officer or director of the General Partner, (i) the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed Units, as referred to in FINRA Rule 5131(d)(2)(A) that the undersigned may purchase in the Offering pursuant to an allocation of Units that is directed in writing by the Partnership, (ii) each of Barclays Capital Inc. and Citigroup Global Markets Inc. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Units, Barclays Capital Inc. and Citigroup Global Markets Inc. will notify the Partnership of the impending release or waiver and (iii) the Partnership has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release

Exhibit A-2

through a major news service (as referred to in FINRA Rule 5131(d)(2)(B)) at least two business days before the effective date of the release or waiver. Any release or waiver granted by Barclays Capital Inc. and Citigroup Global Markets Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives agree not to require such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

Exhibit A-3

This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Units to the Underwriters or (2) March 23, 2015, in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows.]

Exhibit A-4

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Signature Page to Lock-Up Letter Agreement

EXHIBIT B

FORM OF PRESS RELEASE

Columbia Pipeline Partners LP

[Insert date]

Columbia Pipeline Partners LP (the “Partnership”) announced today that Barclays Capital Inc. and Citigroup Global markets Inc., the lead book-running managers in the Partnership’s recent public sale of [—] common units representing limited partner interests in the Partnership are [waiving][releasing] a lock-up restriction with respect to [—] of the Partnership’s common units held by [certain officers or directors][an officer or director] of the general partner of the Partnership. The [waiver][release] will take effect on [insert date], and the units may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit B-1

EXHIBIT C

FORM OF OPINION OF VINSON & ELKINS, L.L.P.

(i)	OpCo has been duly formed or incorporated and each of the Partnership Entities is validly existing in good standing as a limited partnership, limited liability company or corporation under the laws of its respective jurisdiction of formation or incorporation with full corporate, limited partnership or limited liability company power and authority, as the case may be, to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each of the Partnership Entities is duly qualified to transact business as a foreign limited partnership, foreign limited liability company or foreign corporation, as the case may be, in each jurisdiction set forth opposite its name on Exhibit A.

(ii)	Each of the General Partner and OpCo GP has full limited liability company power and authority to serve as general partner of the Partnership and OpCo, respectively, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(iii)	HoldCo owns 100% of the stock of CEG; such stock has been duly authorized and validly issued in accordance with the bylaws of CEG and is fully paid and nonassessable; and HoldCo owns such stock free and clear of all Liens, other than (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming HoldCo as debtor is on file in the Office of the Secretary of State of the State of Delaware, or (2) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL.

(iv)	CEG owns a 100% membership interest in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and CEG owns such membership interests free and clear of all Liens, other than (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming CEG as debtor is on file in the Office of the Secretary of State of the State of Delaware, or (2) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(v)

The General Partner is the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the MLP Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens, other than (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the Office of the Secretary

Exhibit C-1

of State of the State of Delaware, or (2) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(vi)	After giving effect to the Transactions, the General Partner owns all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the MLP Partnership Agreement and are fully paid (to the extent required under the MLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns such Incentive Distribution Rights free and clear of all Liens, other than (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the Office of the Secretary of State of the State of Delaware, or (2) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(vii)	After giving effect to the Transactions, CEG owns all of the Sponsor Units; the Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the MLP Partnership Agreement and are fully paid (to the extent required under the MLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and CEG owns all of the Sponsor Units free and clear of all Liens, other than (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming CEG as debtor is on file in the Office of the Secretary of State of the State of Delaware, or (2) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(viii)	The Partnership owns a 100% membership interest in OpCo GP; such membership interests have been duly authorized and validly issued in accordance with the OpCo GP LLC Agreement and are fully paid (to the extent required under the OpCo GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens, other than (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the Office of the Secretary of State of the State of Delaware, or (2) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(ix)

After giving effect to the Transactions, the Partnership owns a 14.6% limited partner interest in OpCo, and CEG, indirectly through Columbia Hardy, owns an 85.4% limited partner interest in OpCo; such limited partner interests have been duly authorized and validly issued in accordance with the OpCo Partnership Agreement and are fully paid (to the extent required under the OpCo Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and such membership interests are owned free and clear of all Liens, other than (1) in respect of which a financing statement under the Uniform Commercial

Exhibit C-2

Code of the State of Delaware naming the Partnership or CEG as debtor is on file in the Office of the Secretary of State of the State of Delaware, or (2) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(x)	Hardy Storage HoldCo and Columbia Hardy own a 49% and 1% membership interest, respectively, in Hardy Storage.

(xi)	OpCo owns a 100% membership interest in each of Columbia Gulf, Columbia Gas Transmission, Columbia Midstream, Microwave and Hardy Storage HoldCo; such membership interests have been duly authorized and validly issued in accordance with the applicable limited liability company agreement and are fully paid (to the extent required under the applicable limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and OpCo owns such membership interests free and clear of all Liens, other than (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OpCo as debtor is on file in the Office of the Secretary of State of the State of Delaware, or (2) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(xii)	The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the MLP Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the MLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(xiii)	After giving effect to the Transactions and the offering of the Firm Units contemplated by this Agreement, the issued and outstanding limited partner interests of the Partnership consist of [ ] Common Units, [ ] Subordinated Units and the Incentive Distribution Rights, which are the only limited partner interests of the Partnership issued and outstanding.

(xiv)	The Units, when issued and delivered in accordance with the terms of the MLP Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the MLP Partnership Agreement and the Contribution Agreement, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xv)

Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no (i) preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities; or (ii) outstanding options or warrants to purchase any securities of the Partnership, in each case pursuant to or under the Organizational Documents of any of the Partnership Entities or any other agreement or

Exhibit C-3

instrument filed as an exhibit to the Registration Statement. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, except such rights as have been waived or satisfied.

(xvi)	The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder.

(xvii)	Each of the Partnership Entities (other than Hardy Storage) has all requisite corporate, limited partnership, limited liability company or general partnership power and authority to execute and deliver this Agreement and the Operative Agreements to which such Partnership Entity is a party, as applicable, and to perform its respective obligations thereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the MLP Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) the General Partner Interest, the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the MLP Partnership Agreement and the Contribution Agreement. All limited partnership, limited liability company or general partnership action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective unitholders, members, partners or stockholders for the authorization, issuance, sale and delivery of the Units, the General Partner Interest, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery by the Partnership Entities of the Operative Agreements to which they are a party and the consummation of the Transactions and any other transactions contemplated by this Agreement and the Operative Agreements, including the issuance of the OpCo LP Interests and OpCo GP Interest, has been validly taken.

(xviii)	This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Partnership Parties.

(xix)	Each of the Operative Agreements have been duly authorized, executed and delivered by the Partnership Entities party thereto and, assuming the due authorization, execution and delivery by the other parties thereto, are valid and legally binding agreements of each such Partnership Entity party thereto, enforceable against such Partnership Entity party thereto in accordance with its terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

Exhibit C-4

(xx)	The Contribution Agreement is in a form legally sufficient as between the parties thereto to transfer or convey, directly or indirectly, to CEG from the Partnership the equity interests in the Partnership and to OpCo all of the equity interests in the Operating Companies, as described in the Contribution Agreement, subject to the conditions, reservations, encumbrances and limitations described therein.

(xxi)	None of (i) the offering, issuance or sale by the Partnership of the Units as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the Partnership Entities that are parties thereto, (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements by the Partnership Entities party thereto or (iv) the application by the Partnership of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus (A) constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities; (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities under any agreement or other instrument filed as an exhibit to the Registration Statement; or (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL or federal law, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (A) or (C), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of any of the Partnership Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements; provided, however, that such counsel need express no opinion in this paragraph (xxi) with respect to any federal or state securities laws and other anti-fraud laws.

(xxii)	No consent, approval, authorization or order of, or filing, registration or qualification (“consent”) of or with any Delaware or federal court, governmental agency or body having jurisdiction over any of the NiSource Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale of the Units as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) the execution, delivery and performance by the Partnership Entities of this Agreement and any of the Operative Agreements to which they are a party, (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements to which they are a party or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, except (A) for the registration of the Units under the Securities Act and consents required under the Exchange Act, applicable state securities or “Blue Sky” laws and the rules of FINRA in connection with the purchase and distribution of the Units by the Underwriters (as to which such counsel need not express an opinion), (B) for such consents that have been obtained or made, (C) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements and (D) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Exhibit C-5

(xxiii)	The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions”; “How We Make Distributions to Our Partners”; “Certain Relationships and Related Party Transactions”; “Conflicts of Interest and Fiduciary Duties”; “Description of the Common Units”; “The Partnership Agreement”; and “Investment in Columbia Pipeline Partners LP by Employee Benefit Plans”, insofar as they purport to constitute summaries of the terms of documents, agreements, federal laws, the Delaware LP Act, the DGCL or the Delaware LLC Act, are accurate in all material respects.

(xxiv)	The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Prospectus Summary—The Offering”; “Cash Distribution Policy and Restrictions on Distributions—General”; “How We Make Distributions to Our Partners”; “Description of the Common Units”; and “The Partnership Agreement” insofar as such statements constitute descriptions or summaries of the terms of the Common Units, are accurate in all material respects.

(xxv)	The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

(xxvi)	The Registration Statement was declared effective under the Securities Act as of the date specified in such opinion; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission; and any required filing of the Prospectus, and any supplements thereto, has been made in the manner and within the time period required by Rule 424(b).

(xxvii)	None of the Partnership Entities is now, and immediately after giving effect to the offer and sale of the Units to be sold by the Partnership pursuant to this Agreement and application of the net proceeds from such sale as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will be, required to register as an “investment company” as such term is defined in the Investment Company Act.

(xxviii)	The Registration Statement, at the time it was declared effective, the Pricing Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date and the date of such opinion, (except for the financial statements and the notes and the schedules thereto and the other financial information included in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as to which such counsel need not express an opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Parties, representatives of the

Exhibit C-6

independent public accountants of the Partnership Parties and the Underwriters’ representatives and counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, are not passing upon, and are not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in opinions (xiv) and (xxiii) above), on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that:

(A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C) the Prospectus, as of its date and as of the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities, to the extent they deem appropriate, and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, and the DGCL, (D) with respect to the opinions expressed as to the due qualification or registration as a foreign corporation, limited partnership or limited liability company, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion and (E) state that they express no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership Entities may be subject.

Exhibit C-7

EXHIBIT D

FORM OF OPINION OF MCGUIRE WOODS LLP

1. Organizational Status. Based solely on a certificate of existence, Hardy Storage is a validly existing limited liability company under the laws of the State of West Virginia.

2. Power and Authority. Hardy Storage has the limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3. 49% Membership Interest. Hardy Storage HoldCo acquired a 49% membership interest in Hardy Storage from Columbia Hardy as a “protected purchaser” free of any adverse claim as provided in Article 8 of the Uniform Commercial Code as in effect on the date hereof in the State of West Virginia (the “UCC”). Hardy Storage HoldCo has no obligation (i) to make any further payments or contributions to Hardy Storage on account of the transfer of the 49% membership interest by Columbia Hardy to Hardy Storage Holdco or (ii) except as provided in the operating agreement of Hardy Storage and except for its obligation to repay any funds wrongfully distributed to it, to make other payments or contributions to Hardy Storage solely by reason of Hardy Storage HoldCo’s ownership of the 49% membership interest in Hardy Storage.

4. Valid Issuance. Each of (i) the 49% membership interest in Hardy Storage and (ii) the Membership Interest represented by the Certificate of Membership Interests No. 4 for 490 Membership Interests in Hardy Storage, issued to Columbia Hardy, dated February [    ], 2015 and endorsed by Columbia Hardy to Hardy Storage Holdco, was validly issued pursuant to the operating agreement of Hardy Storage.

5. Noncontravention. The transfer of the 49% membership interest in Hardy Storage by Columbia Hardy to Hardy Storage HoldCo in accordance with the terms of the Contribution Agreement does not violate the operating agreement of Hardy Storage, the articles of organization of Hardy Storage or the Uniform Limited Liability Company Act of West Virginia and Article 8 of the UCC.

Exhibit D

EXHIBIT E

FORM OF GENERAL COUNSEL OPINION

1. To such counsel’s knowledge, there are no contracts or other documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed therewith as required.

2. To such counsel’s knowledge and except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that could have a Material Adverse Effect or could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Operative Agreements or the consummation of the Transactions or any other transactions contemplated by the Underwriting Agreement or the Operative Agreements; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

3. To such counsel’s knowledge and except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between any of the Partnership Parties and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Securities Act.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Parties, representatives of the independent public accountants of the Partnership Parties and the Underwriters’ representatives and counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that:

(A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C) the Prospectus, as of its date and as of the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

Exhibit E

it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities, to the extent they deem appropriate, and information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and (D) state that they express no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership Entities may be subject.

Exhibit E-2